Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2024, in the Amendment No. 1 to the Registration Statement (Form 20-F) of Ferrovial SE (formerly, Ferrovial, S.A.) for the registration of its ordinary shares.

/s/ Ernst & Young, S.L.

Madrid, Spain

April 15, 2024